Fourth quarter & FY2023 Financial Update February 6, 2024

2 Disclaimer This presentation (including the accompanying oral presentation) is being delivered on behalf of Frontier Group Holdings, Inc. ("Frontier") ("we", "our", "us", or the "Company"). Before you invest, you should read the documents that the Company has filed with the Securities and Exchange Commission ("SEC") for more complete information about the Company. You may get these documents for free by visiting the SEC’s website at www.sec.gov. This presentation is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities and may not be relied upon in connection with the purchase or sale of any security. Non-GAAP Financial Measures In addition to financial information prepared in accordance with generally accepted accounting principles in the United States ("GAAP"), this presentation includes certain non-GAAP financial measures. We believe these non-GAAP financial measures are useful supplemental indicators of our operating performance. We believe the non-GAAP numbers provided are well recognized performance measurements in the airline industry that are frequently used by our management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in our industry. Reconciliations of such information to the most directly comparable GAAP financial measures are included in the Appendix to these slides. The non-GAAP measures have limitations and may not be comparable across all carriers, and you should not consider them in isolation or as a substitute for our GAAP financial information. Cautionary Statement Regarding Forward-Looking Statements and Information Certain statements in this presentation should be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward- looking statements are based on the Company’s current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Words such as "expects," "will," "plans," "intends," "anticipates," "indicates," "remains," "believes," "estimates," "forecast," "guidance," "outlook," "goals," "targets" and similar expressions are intended to identify forward-looking statements. Additionally, forward- looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this presentation are based upon information available to the Company on the date of this presentation. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law.

3 Disclaimer Cautionary Statement Regarding Forward-Looking Statements and Information (continued) Actual results could differ materially from these forward-looking statements due to numerous risks and uncertainties relating to the Company's operations and business environment including, without limitation, the following: unfavorable economic and political conditions in the states where the Company operates and globally, including an inflationary environment and potential recession, and the resulting impact on cost inputs and/or consumer demand for air travel; the highly competitive nature of the global airline industry and susceptibility of the industry to price discounting and changes in capacity; the Company's ability to attract and retain qualified personnel at reasonable costs; the potential future impacts of the COVID-19 pandemic, and possible outbreaks of another disease or similar public health threat in the future, on the Company’s business, operating results, financial condition, liquidity and near-term and long-term strategic operating plan, including possible additional adverse impacts resulting from the duration and spread of the pandemic; high and/or volatile fuel prices or significant disruptions in the supply of aircraft fuel, including as a result of the war between Russia and Ukraine; the Company's reliance on technology and automated systems to operate its business and the impact of any significant failure or disruption of, or failure to effectively integrate and implement, the technology or systems; the Company’s reliance on third-party service providers and the impact of any failure of these parties to perform as expected, or interruptions in the Company's relationships with these providers or their provision of services; adverse publicity and/or harm to the Company's brand or reputation; reduced travel demand and potential tort liability as a result of an accident, catastrophe or incident involving the Company, its codeshare partners or another airline; terrorist attacks, international hostilities or other security events, or the fear of terrorist attacks or hostilities, even if not made directly on the airline industry; increasing privacy and data security obligations or a significant data breach; further changes to the airline industry with respect to alliances and joint business arrangements or due to consolidations; changes in the Company's network strategy or other factors outside its control resulting in less economic aircraft orders, costs related to modification or termination of aircraft orders or entry into less favorable aircraft orders; the Company's reliance on a single supplier for its aircraft and two suppliers for its engines, and the impact of any failure to obtain timely deliveries, additional equipment or support from any of these suppliers; the impacts of union disputes, employee strikes or slowdowns, and other labor-related disruptions on the Company's operations; extended interruptions or disruptions in service at major airports where the Company operates; the impacts of seasonality and other factors associated with the airline industry; the Company's failure to realize the full value of its intangible assets or its long-lived assets, causing the Company to record impairments; the costs of compliance with extensive government regulation of the airline industry; costs, liabilities and risks associated with environmental regulation and climate change; the Company's inability to accept or integrate new aircraft into the Company's fleet as planned; the impacts of the Company's significant amount of financial leverage from fixed obligations, the possibility the Company may seek material amounts of additional financial liquidity in the short-term and the impacts of insufficient liquidity on the Company's financial condition and business; failure to comply with the covenants in the Company's financing agreements or failure to comply with financial and other covenants governing the Company's other debt; changes in, or failure to retain, the Company's senior management team or other key employees; current or future litigation and regulatory actions, or failure to comply with the terms of any settlement, order or arrangement relating to these actions; increases in insurance costs or inadequate insurance coverage; and other risks and uncertainties set forth from time to time under sections captioned "Risk Factors" in the Company's reports and other documents filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 22, 2023. Statistical Data, Estimates and Forecasts This presentation contains statistical data, estimates and forecasts that are based on independent industry publications or other publicly available information, as well as other information based on our internal sources. This information involves many assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data contained in these industry publications and other publicly available information. Accordingly, we make no representations as to the accuracy or completeness of that data nor do we undertake to update such data after the date of this presentation. Frontier Airlines®, Frontier®, the Frontier Flying F logo, FlyFrontier.com®, Discount Den®, Low Fares Done Right®, LFDR®, Save More. Get More®, The Sky is for Everyone®, myFrontier®, EarlyReturns®, Frontier Miles℠, The Works℠, The Perks℠, Kids Fly Free℠, Friends Fly Free℠, and GoWild℠ are trademarks or servicemarks of Frontier in the United States and other countries.

Barry Biffle, Chief Executive Officer

5 Industry Oversupply in Leisure Markets Negatively Impacting ULCC and LCC RASMs Las Vegas & Orlando Total Industry Capacity Total U.S. domestic capacity Total U.S. domestic ASMs grew 4.4% in 2023 compared to 2019, but LAS and MCO capacity increased ~5x faster over the same period and continues to grow 4.4% 20% Industry ASMs FY23 vs FY19

6 Frontier Aggressively Pivoting Away from Oversupply June 2023 June 2024 LAS/MCO ASMs expected to decline 11ppt LAS + MCO 34% LAS + MCO 23%

7 2024 Network Focused on Higher-fare Markets and Increasing Revenue Pool >50% $59 $89 Summer 2023 Summer 2024ETicket Revenue MM MM We need a smaller share of a bigger revenue pool with higher fares $157 $165 Industry Avg Fare Summer 2023 Industry Avg Fare Summer 2024E Higher Average Industry Fares in Underserved Markets Total Ticket Revenue Pool

On track to achieve target of >80% out-and-back flying by peak summer 2024 - Further expands industry leading utilization with reliable operations 8 Network Simplification Expected to Mitigate Elevated Air Traffic Control Ground-delay Programs Momentum going into March 2024 schedule, which is at ~2/3rd out-and-back, up from ~1/3rd in Summer 2023 Expansion of crew base footprint - Cleveland, Cincinnati, Chicago (ORD/MDW) and San Juan Note: utilization reflects reported mainline utilization for LTM 9/30/23 where available, and U.S. DOT data where unavailable Source: Company filings, U.S. DOT

Cost Advantage Widening


2019[1]
2023[1]
Adj. CASM + Net Interest (SLA 1,000)[2]
39%
LOWER vs industry avg
7.84
12.79
Industry Avg.
41%
LOWER vs industry avg
9.43
16.01
Industry Avg.

2024+

We expect to maintain or widen our cost advantage relative to the industry

- $200 million expected annual run rate cost benefit to be implemented by the end of 2024 tied to network simplification
- Up-gauging
  - Two-thirds of our remaining orderbook is for the 240-seat Airbus A321neo aircraft
- **Expecting 2024 adj. CASM-ex fuel SLA 1,000[2] (non-GAAP) to be down 1 to 3% Y/Y**

[1] For the year ended December 31, 2019 and for the year ended December 31, 2023; excludes JBLU and ALGT non-airline costs and DAL third-party refinery costs; includes LUV, UAL & DAL profit sharing; includes UAL third-party business expenses; includes ALGT employee recognition bonus; includes other non-operating costs for the industry. For FY2023, SAVE costs are based on First Call consensus retrieved on January 29, 2024
Refer to the Appendix for a reconciliation of adjusted CASM + net interest
[2] Stage Length Adjusted (SLA): Adjusted CASM excluding fuel* Square root (stage length / 1,000); stage length for ALK, DAL, HA, and UAL reflects L12M 12/31/23 schedule data

9 FRONTIER

10 Diverse Revenue Initiatives Designed to Drive Significant RASM Growth by 2025 1 3 NETWORK Growth is focused on higher-fare VFR-markets Reducing exposure in oversupplied leisure markets Improving reliability and recoverability through network simplification Lower share of much larger revenue pool needed BRAND & DISTRIBUTION 2 PRODUCT BizFare introduction Premium Economy Revenue-based FRONTIER MILES ℠ program with faster path to Elite Highest earn rate on purchases with FRONTIER Barclays World Mastercard New website New mobile application New Distribution Capability launch Weaponizing our costs to enable “Get it All for Less” campaign

GUIDANCE 11 Network, Revenue and Cost Initiatives Designed to Drive Profitability 5 - 7 % Q1-2024 Adj. Pre-tax Margin1 (non-GAAP) Capacity Growth (y/y) 3 - 6% 12 - 15 % FY2024 (4) - (7) % 1 Adjusted pre-tax margin, adjusted non-fuel cost and adjusted CASM-ex (SLA) exclude, among other things, special items. We are unable to reconcile these forward-looking projections to GAAP as the nature or amount of such special items cannot be determined at this time. See slides 2 and 3 for a cautionary statement regarding forward-looking statements. 2 Fuel prices are as of the forward pricing curve on February 2, 2024 3Stage Length Adjusted (SLA): Adjusted CASM excluding fuel* Square root (stage length / 1,000) $2.85 - $2.95Fuel Cost (per gallon)2 $2.70 - $2.80 1 - 3 % Adj. Pre-tax Margin1 (non-GAAP) Capacity Growth (y/y) Fuel Cost (per gallon)2 Adj. Non-fuel Cost1 (non-GAAP) (MM) Adj. CASM-ex (SLA)1,3 (non-GAAP) (y/y) $645 - $660 Down

TARGET 12 Full-year 2025 Target Adj. Pre-tax Margin1 (non-GAAP) FY2025 1 Adjusted pre-tax margin excludes, among other things, special items. We are unable to reconcile these forward-looking projections to GAAP as the nature or amount of such special items cannot be determined at this time. See slides 2 and 3 for a cautionary statement regarding forward-looking statements. 10 - 14 % Based on the current operating environment, we are targeting margin expansion in 2025 as we realize a full year of benefits from network, revenue and cost initiatives

Jimmy Dempsey, President

Mark Mitchell, SVP & CFO

Analyst Q&A

Appendix

17 CASM to CASM (excluding fuel), Adjusted CASM (excluding fuel), Adjusted CASM and Adjusted CASM Including Net Interest, Non-GAAP Reconciliation The Company is providing below a reconciliation of GAAP financial information to the non-GAAP financial information provided. The non-GAAP financial information is included to provide supplemental disclosures because the Company believes they are useful additional indicators of, among other things, its operating and cost performance. These non-GAAP financial measures have limitations as analytical tools. Because of these limitations, determinations of the Company’s operating performance or CASM adjusted for special items should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. These non-GAAP financial measures may be presented on a different basis than other companies using similarly titled non-GAAP financial measures.

16 Footnotes to Accompany CASM to CASM (excluding fuel), Adjusted CASM (excluding fuel), Adjusted CASM and Adjusted CASM Including Net Interest, Non-GAAP Reconciliation